                                                   Registration No. 333-
   As filed with the Securities and Exchange Commission on September 13, 1999

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      ------------------------------------


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      ------------------------------------


                              LIBERTY DIGITAL, INC.
               (Exact name of issuer as specified in its charter)

        Delaware                                         84-1380293
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                        67 Irving Place North, 4th Floor
                            New York, New York 10003
                    (Address of principal executive offices)

                NON EMPLOYEE DIRECTOR NON-QUALIFIED STOCK OPTION
                    AND STOCK APPRECIATION RIGHTS AGREEMENT
               BETWEEN LIBERTY DIGITAL, INC. AND ROBERT R. BENNETT

                NON EMPLOYEE DIRECTOR NON-QUALIFIED STOCK OPTION
                    AND STOCK APPRECIATION RIGHTS AGREEMENT
                BETWEEN LIBERTY DIGITAL, INC. AND DONNE F. FISHER

              NON EMPLOYEE DIRECTOR NON-QUALIFIED STOCK OPTION AND
                      STOCK APPRECIATION RIGHTS AGREEMENT
              BETWEEN LIBERTY DIGITAL, INC. AND LEO J. HINDERY, JR.

              NON EMPLOYEE DIRECTOR NON-QUALIFIED STOCK OPTION AND
                      STOCK APPRECIATION RIGHTS AGREEMENT
                 BETWEEN LIBERTY DIGITAL, INC. AND PETER M. KERN

              NON EMPLOYEE DIRECTOR NON-QUALIFIED STOCK OPTION AND
                      STOCK APPRECIATION RIGHTS AGREEMENT
                 BETWEEN LIBERTY DIGITAL, INC. AND J.C. SPARKMAN
                            (Full Title of the Plan)

                               Ralph J. Sorrentino
              Executive Vice President and Chief Financial Officer
                              Liberty Digital, Inc.
                        67 Irving Place North, 4th Floor
                            New York, New York 10003
                                 (212) 387-7700
            (Name, address and telephone number of agent for service)

                      ------------------------------------


                                    Copy to:
                             Leslie A. Nichols, Esq.
                             Sherman & Howard L.L.C.
                       633 Seventeenth Street, Suite 3000
                             Denver, Colorado 80202
                                 (303) 297-2900

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                          Proposed Maximum       Proposed Maximum
                                         Amount to be     Offering Price Per     Aggregate Offering      Amount of
Title of Securities to be Registered     Registered       Share(2)               Price(2)                Registration Fee
--------------------------------------------------------------------------------------------------------------------------
Series A Common Stock, par value
$.01 per share.......................    2,700,002(1)     $18.875                $50,962,537.75          $14,168.00
==========================================================================================================================

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Act"), this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Act based on the average of the high and low prices a share of Series A Common Stock reported on the Nasdaq SmallCap Market on September 9, 1999.

================================================================================
Exhibit Index can be found on page 9.


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              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Note: The document(s) containing the employee benefit plan information required by Item 1 of Part I of this Form and the statement of availability of registrant information and other information required by Item 2 of Part I of this Form will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428(a) under the Securities Act and the requirements of
Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) under the Securities Act. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all the documents included in such file.

PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by Liberty Digital, Inc. (formerly known as TCI Music, Inc.) (the "Company") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 000-22815), are incorporated by reference herein and shall be deemed to be a part hereof.

                  (a) The Company's latest annual report filed pursuant to
         Section 13(a) or 15(d) of the Exchange Act on Form 10-K for the year ended December 31, 1998.

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1998.

                  (c) The description of the Company's Series A Common Stock contained in the Registration Statement on Form 8-B filed by Liberty Digital on July 9, 1997 with the Commission under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents, filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the


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offering made by this registration statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Generally, Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law") permits a corporation to indemnify certain persons made a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Section 102(b)(7) of the Delaware Corporation Law enables a Delaware corporation to include a provision in its certificate of incorporation limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director, except that such provision may not eliminate or limit the liability of a director for (1) any breach of the director's duty of loyalty to the corporation or its stockholders,
(2) for acts or


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omissions that are not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware Corporation Law or (4) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

         Article V, Section E of the Company's Certificate of Incorporation provides as follows:

         1.       Limitation on Liability.

                  To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

         2.       Indemnification.

                           (a) Right to Indemnification. The Corporation shall
indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation shall be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

                           (b) Prepayment of Expenses. The Corporation shall pay
the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

                           (c) Claims. If a claim for indemnification or payment
of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.


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In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

                           (d) Non-Exclusivity of Rights. The rights conferred
on any person by this paragraph shall not be exclusive of any other rights which such person may or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

                           (e) Other Indemnification. The Corporation's
obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

         3.       Amendment or Repeal.

                  Any repeal or modification of the foregoing provisions of this Section E shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

         Article II, Section 2.9 of the Company's Bylaws also contains an indemnity provision, requiring the Company to indemnify members of the Board of Directors and officers of the Company and their respective heirs, personal representatives and successors in interest for or on account of any action performed on behalf of the Company, to the fullest extent provided by the laws of the State of Delaware and the Company's Certificate of Incorporation, as then or thereafter in effect.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index on page 9.

ITEM 9.  UNDERTAKINGS.

         (1)  The Company hereby undertakes:

                  (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


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                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13(a) or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the issuer's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on September 10, 1999.

                                       LIBERTY DIGITAL, INC.
                                       (Registrant)

                                       By: /s/ DAVID B. KOFF
                                           -------------------------------------
                                               David B. Koff
                                               Vice President

         In accordance with the requirements of the Securities Act of 1933, this Form S-8 registration statement was signed by the following persons in the capacities and on the dates stated. Each of the following persons hereby appoints David B. Koff and Robert R. Bennett, with full power of substitution, as his true and lawful attorney-in-fact to sign in his name and on his behalf all amendments to this registration statement (including post-effective amendments) and ratifies and confirms all that said attorney-in-fact may do pursuant to this Power of Attorney.

         Signatures                                  Title                              Date
         ----------                                  -----                              ----

/s/ LEE MASTERS                             President and Chief Executive               September 10, 1999
----------------------------                Officer
Lee Masters                                 (Principal Executive Officer)

/s/ ROBERT R. BENNETT                       Chairman of the Board                       September 10, 1999
----------------------------
Robert R. Bennett

                                            Director                                    September 10, 1999
----------------------------
Gary S. Howard

/s/ DAVID B. KOFF                           Director                                    September 10, 1999
----------------------------
David B. Koff

/s/ PETER M. KERN                           Director                                    September 10, 1999
----------------------------
Peter M. Kern

/s/ BRUCE W. RAVENEL                        Director                                    September 10, 1999
----------------------------
Bruce W. Ravenel


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
         Signatures                                  Title                              Date
         ----------                                  -----                              ----

/s/ J. DAVID WARGO                          Director                                    September 10, 1999
-----------------------------
J. David Wargo

/s/ RALPH J. SORRENTINO                     Executive Vice President and                September 10, 1999
-----------------------                     Chief Financial Officer
Ralph J. Sorrentino                         (Principal Accounting Officer,
                                            Principal Financial Officer)



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                                  EXHIBIT INDEX

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
    5                      Opinion of Sherman & Howard L.L.C. as to the legality of the securities being registered.

   23.1                    Consent of KPMG LLP

   23.2                    Consent of Sherman & Howard L.L.C. (See Exhibit 5)

   24                      Power of Attorney is included on the signature pages of the registration statement.



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